EXECUTIVE EMPLOYMENT AGREEMENT

     THIS EXECUTIVE EMPLOYMENT AGREEMENT (this "Agreement") is made and entered into and is effective as of December 18, 2000 (the "Effective Date"), by and between Brilliant Digital Entertainment, Inc., a Delaware corporation ("Company") and Robert Chmiel, an individual ("Executive") herein collectively referred to as the Parties.

                                  R E C I T A L

     Whereas, the Company and Executive desire to assure that the Company retains the services of Executive, whose experience, knowledge and abilities are extremely valuable to the Company.

     NOW, THEREFORE, in consideration of the terms, conditions, covenants, representations, warranties and promises contained in this Agreement, the Parties agree as follows:

1. EMPLOYMENT. The Company hereby employs Executive and Executive hereby accepts employment with the Company on the terms and conditions set forth herein.

2. DUTIES.

     2.1. GENERAL. Throughout the Term (as defined below), Executive shall faithfully and diligently perform Executive's duties in conformity with the directions of Management ("Management") and serve the Company to the best of Executive's ability. For purposes of this Agreement, "Management" shall mean the Chairman, CEO, the President of the Company, and the Board of Directors, or others that they may designate. Executive shall devote all of Executive's working time, attention and energies to the business and affairs of the Company. Executive shall have the title of Chief Operating Officer and Chief Financial Officer and shall report directly to the Chairman, CEO, and President at all times during the Term. Notwithstanding the foregoing, it is understood that Executive may consult for the company, EBLUEBOX.COM, on the condition that such consultation shall not require Executive to travel to their offices, and that such consultation shall merely involve review of a modest number of documents and occasional telephone consultations.

     2.2. DEFINED. During the term hereof, and under the guidance of Management, Executive shall assume lead responsibility for the financial management of the Company and the operational affairs of the Company. Executive shall prepare and deliver to the CEO and President monthly accounts of the state of the Company's affairs and finances together with appropriate observations and recommendations. Executive also shall, working with the CEO and President, prepare appropriate information for and communicate with the Board of Directors. Other duties and responsibilities of Executive shall include, but not be limited to: raising capital for working capital requirements; managing investor relations; working with other Company executives and contractors to produce business plans and financial models; coordinating the efforts of Company Management and staff to achieve the goals expressed in the Company business plan; modifying the business plan and communicating any such changes to Management; and coordinating all efforts and working with Management to pursue and achieve the goals and objectives of the Company.


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3. TERM. The initial term of this Agreement (the "Term") shall commence upon the date hereof and shall terminate two years thereafter (the "Termination Date"), unless sooner terminated as provided herein. The term may be extended by the parties upon their mutual agreement to do so, and if so extended, shall be subject to the same terms and conditions hereof.

4. COMPENSATION.

     4.1. ANNUAL BASE SALARY. For Executive's services hereunder, the Company shall initially pay Executive an annual salary of Two Hundred and Twenty Thousand Dollars ($220,000) (the "Base Salary").

     4.2. BASE SALARY INCREASES. The Base Salary may further be increased, at the discretion of Management at such times as Management may choose to review Executive's performance, such review to occur not less frequently than once each year. The above notwithstanding, it is understood that determination of any base salary increase rests in the absolute discretion of Management, and this provision is not to be interpreted as any form of commitment to raise Executive's Base Salary.

     4.3. TAXES. All amounts paid to Executive hereunder shall be subject to the applicable withholding of social security, federal, state, and other taxes and deductions as required by law.

5. BENEFITS. Executive shall be entitled to participate in all benefits offered to senior executives or similarly situated officers including, without limitation, the following:

     5.1. GROUP MEDICAL AND DISABILITY INSURANCE BENEFITS. During the Term, Executive shall be eligible to participate, and the premiums shall be paid by the Company on behalf of Executive, in any group medical and disability insurance programs as provided generally to officers of the Company.

     5.2. CELLULAR TELEPHONE. During the Term, Executive shall be entitled to the use of a cellular telephone and the monthly access charge, but only business-related call charges shall be paid by the Company.

     5.3. VACATION. Executive shall be entitled to 15 days of annual vacation leave during the Term accrued at the rate of 1.25 days per month.

     5.4. RETIREMENT PLANS. During the Term, Executive shall be eligible to participate in any retirement, pension, or other deferred or supplemental compensation plans operated by the Company including, without limitation, BDE's 1996 Employee Stock Plan and the Company's Simple IRA Plan, and any subsequent or additional retirement plans established by the Board. Executive may contribute up to $6,000. per year to the Simple IRA Plan, and the BDE will match said contribution, up to a limit of 3% of Executive's salary.

     5.5. EXPENSE REIMBURSEMENT. Upon presentment of verifiable invoices and other documentation, and subject to the Company's expense reimbursement policies applicable to similarly situated executives, the Company shall reimburse Executive for the reasonable costs and expenses which he incurs in connection with the performance of his duties and obligations under this Agreement.


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     5.6. TRAVEL. Executive may log automobile mileage on his personal automobile for usage in Company's business; and Executive shall be reimbursed for such Company-related automobile usage based on chargeable mileage rates as approved by the Internal Revenue Service for such usage. Executive may be required by management to travel to destinations for periods of up to 2 weeks.

     5.7. LONG TRIPS. Executive may be required to fly on air flights of greater than 2,400 miles. In these cases Executive may fly Business Class. Executive shall always use best effort to schedule trips so as to minimize costs.

6. STOCK OPTIONS. Company agrees that, upon full execution of this Agreement, and subject to the approval of BDE's Employee Compensation Committee and further subject to executive being employed by Company on the date of the grant of the options, Executive shall be granted options to purchase shares of the common stock of BDE, all subject to the terms and conditions of BDE's 1996 Employee Stock Plan, including any amendments thereto, as follows: options for one hundred thousand shares (100,000) to be granted on signing this agreement, dated as of December 18, 2000, with further grants of options upon each anniversary of Executives employment hereunder; it being understood that such further grants beyond the initial grant hereunder rest in the absolute discretion of Management, and this provision is not to be interpreted as any form of commitment to such further grants. All options shall be valued at the closing price of the stock on the date on which options are issued, and shall vest in accordance with the terms of the Employee Stock Plan, provided that Executive is employed by the Company on any such vesting date. In the event that BDE undergoes a change of control, then, on the occurrence of such event, Executive's previously granted options and options granted hereunder shall immediately accelerate and vest entirely; to qualify as a change of control, one of the following must occur: i) a sale of BDE to a single entity of more than 50% of BDE's stock; ii) a merger in which shareholders of BDE's stock, as of the date immediately prior to the merger, hold less than 50% of the surviving entity; or iii) a sale of substantially all of the BDE's assets.

7. BONUSES. Executive will be engaged in several activities affecting the production of revenue for the Company, including, but not limited to, a) the sale of advertising campaigns to outside clients ("Brilliant Banner Advertising"); and b) the raising of capital from outside investors into the Company. To provide Executive with added incentive to maximize such opportunities, Company agrees to pay Executive certain bonuses upon the attainment of certain levels of achievement.

     7.1. BONUSES FOR THE SALE OF BRILLIANT BANNER ADVERTISING CAMPAIGNS. For the sale of qualifying Brilliant Banner Advertising campaigns that result from transactions concluded by the Company which were initiated and substantially supervised by Executive, Company agrees to pay Executive certain bonuses as described below. In order be a qualifying Brilliant Banner Advertising campaign, such campaign must produce revenue greater than thirty-five percent (35%) of the total value of the campaign, calculated after deducting all production costs for the campaign.

     7.2. BONUSES FOR THE INTRODUCTION OF INVESTMENT CAPITAL. For the introduction of investment capital resulting from transactions concluded by the Company which were initiated and substantially supervised by Executive, Company agrees to pay Executive certain bonuses as described below.


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     7.3. BONUS SCHEDULE. The following revenue achievement levels are established as the Initial Bonus Target levels for Executive's performance per Sections 7.1 and 7.2, above:

     7.3.1 For generating revenue between one million and two million dollars per year - a bonus of fifty thousand dollars ($50,000).

     7.3.2 For generating revenue between two million and three million dollars per year - a bonus of one hundred thousand dollars ($100,000).

     7.3.3 For generating revenue greater than three million dollars per year - a bonus of one hundred and fifty thousand dollars ($150,000).

     7.3.4 In the event that greater than five million dollars is raised during the six month period following execution of this agreement, then Executive shall be automatically qualified for a bonus of at least one hundred thousand dollars ($100,000) irrespective of the amount of revenue raised.

     7.3.5 In the event that an Initial Bonus Target level greater than two million dollars is met -- an additional bonus (above those stated in 7.3.1, 7.3.2, and 7.3.3) of fifty thousand dollars ($50,000).

     7.3.6 The Bonus Target levels shall apply to the actual applicable level attained, and are not cumulative.

     7.3.7 The Initial Bonus Target levels shall apply for the first year of the term hereof. After the first year, and for the remainder of the term hereof, the Bonus Target levels shall be raised by the average of the (calendar) quarter-by-quarter percentage increase achieved throughout the previous year.

8. TERMINATION.

     8.1. TERMINATION AT WILL. The Company may terminate this Agreement at any time, for any reason, or for no reason, either with or without Cause (as defined below), and either with or without notice. Notwithstanding the foregoing, after Executive has been employed by the Company for a period of not less than 180 days from the Effective Date hereof, then, in the event that such termination is without Cause, the Company shall provide Executive with one hundred and eighty
(180) days prior written notice.

     8.2. TERMINATION BY THE COMPANY FOR CAUSE. For purposes of this Section 8, termination for "cause" shall include termination of Executive by the Company for the following: (a) a breach by Executive of any provision of this Agreement;
(b) a failure or refusal to perform Executive's duties hereunder or gross negligence in the performance by Executive of his duties hereunder; (c) any act or omission knowingly undertaken or omitted by Employee which could reasonably be expected to cause damage to the Company, its properties, assets, financial condition or business or to their stockholders, officers, directors or employees; (d) the failure by Employee to implement, follow or comply with the policies and procedures of the Company or the directives of the Chief Executive Officer or the President; (e) the commission by the Employee, whether or not prosecuted, of any act of fraud, theft, misappropriation, embezzlement or falsification, involving properties, assets, records or funds of the Company or any of its subsidiaries; or (f) the commission


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of, whether or not prosecuted, or pleading NOLO CONTENDERE to, (i) any crime or offense involving monies or other property of the Company, (ii) any felony offense, (iii) any crime of moral turpitude; or (iv) the chronic or habitual use of drugs or consumption of alcoholic beverages. If Executive is terminated by the Company for "cause," then, in that event, the Company shall have no further obligation to Executive beyond the date of such termination, and any and all benefits on behalf of Executive pursuant to Paragraphs 4, 5, 6, and 7 hereof shall terminate and cease thence.

9. CONFIDENTIALITY AND NON-SOLICITATION. During the Term, Executive will have access to and become acquainted with what Executive and the Company acknowledge are trade secrets and other confidential information (the "Confidential Information") which are the exclusive property of the Company. . In light of the sensitive and proprietary nature of the Confidential Information, Executive agrees to be bound by the BDE's standard Confidential Information and Non-Solicitation Agreement.

10. MISCELLANEOUS PROVISIONS.

     10.1. NOTICES. Except as otherwise provided in this Agreement, all notices, requests, demands, and other communications under this Agreement shall be given in writing and shall be served either personally, by facsimile or delivered by first class mail, registered or certified, postage prepaid, and properly addressed as follows:

                  If  to the Company:

                  Brilliant Digital Entertainment, Inc.
                  Attn : Vice President, Business Affairs
                  6355 Topanga Canyon Blvd., Suite 435
                  Woodland Hills, CA 91367

                  with a copy to:

                  Troop Steuber Pasich Reddick & Tobey, LLP
                  2029 Century Park East, 24th Floor
                  Los Angeles, CA 90067
                  Attn: Murray M. Markiles

                  If to Executive:



                  with a copy to:



     Notices shall be deemed received at the earliest of actual receipt, confirmed facsimile or three (3) days following mailing.


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     10.2. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter contained herein and supersedes all prior agreements, representations, and understandings of the parties.

     10.3. AMENDMENTS. This Agreement may not be amended, supplemented, canceled, or discharged except by written instrument executed by the parties hereto.

     10.4. WAIVERS. All waivers hereunder shall be in writing. No waiver by any party hereto of any breach or anticipated breach of any provision of this Agreement by any other party shall be deemed a waiver of any other contemporaneous, preceding, or succeeding breach or anticipated breach, whether or not similar, on the part of the same or any other party.

     10.5. SEVERABILITY. In the event that any provision of this Agreement shall be unenforceable or inoperative as a matter of law, the remaining portions or provisions shall remain in full force and effect.

     10.6. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, representatives, executors, administrators, successors, and assigns, provided, however, that Executive may not assign any or all of his rights or duties hereunder except following the prior written consent of the Company.

     10.7. COUNTERPARTS. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all such counterparts together shall constitute one and the same Agreement.

     10.8. SECTION HEADINGS. The section headings used in this Agreement are inserted for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

     10.9. GOVERNING LAW. Except where otherwise indicated, this Agreement shall be construed and enforced in accordance with the laws of the State of California.

     10.10. ADVICE OF COUNSEL. Executive acknowledges that he has been advised to seek independent legal counsel for advice regarding the effect of the terms and provisions hereof, and has either obtained such advice of independent legal counsel, or has voluntarily and without compulsion elected to enter into and be bound by the terms of this Agreement without such advice of independent legal counsel.

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     IN WITNESS WHEREOF, the parties hereto have duly executed this Employment
Agreement as of the date first above written.

BRILLIANT DIGITAL
ENTERTAINMENT, INC.                              EXECUTIVE

By:   /S/ KEVIN BERMEISTER                        /S/ R. CHMIEL
    -----------------------------                ------------------------------

Title:   President                               Address:
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